UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantee of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.35% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.125% Senior Notes due 2027	AON27B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.150% Senior Notes due 2029	AON29	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.300% Senior Notes due 2031	AON31B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.450% Senior Notes due 2034	AON34	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.750% Senior Notes due 2054	AON54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to International Assignment Letter

On June 24, 2024, Aon Corporation (“Aon Corporation”), an indirect, wholly owned subsidiary of Aon plc (together with its subsidiaries, “Aon” or the “Company”), and Gregory C. Case entered into an amendment (the “Case Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Mr. Case (as amended, the “Case International Assignment Letter”). The Case Amendment extends the term of the Case International Assignment Letter, which was set to expire on June 30, 2024, to expire on June 30, 2025.

Transition Agreement

Reference is hereby made to the Current Report on Form 8-K filed by the Company on April 3, 2024, which disclosed Christa Davies’ intention to retire from her position as Executive Vice President and Chief Financial Officer of the Company effective in the third quarter of 2024 and that Ms. Davies would serve as a senior advisor for a transition period thereafter.

On June 24, 2024, Aon Corporation entered into a letter agreement with Christa Davies in connection with such transition (the “Transition Agreement”). Under the Transition Agreement, Ms. Davies is expected to continue to serve in her current role as Executive Vice President and Chief Financial Officer through July 29, 2024, or such other date mutually agreed between Ms. Davies and Aon Corporation (the “Transition Start Date”), receiving her regular salary and benefits through the Transition Start Date, after which point she will cease to serve as Aon’s Executive Vice President and Chief Financial Officer.

Ms. Davies will serve as a senior advisor to Aon during the period from the day after the Transition Start Date until and inclusive of May 31, 2026, unless Ms. Davies’ employment is terminated earlier in accordance with the terms of the Transition Agreement (such period, the “Transition Period”).

For service during the Transition Period, Ms. Davies will be entitled to: (i) earn a base salary at a rate of $500,000 per year; (ii) participate in Aon Corporation’s employee benefit plans and paid time off programs generally available to similarly-situated full time senior executives; and (iii) continued vesting of Ms. Davies’ existing Aon equity awards, other than Ms. Davies’ special Performance Share Unit award granted on July 26, 2023, which Ms. Davies will forfeit in its entirety on the day after the Transition Start Date. Such continued equity award vesting will generally be in accordance with the terms of the equity awards’ underlying award agreements, except no “Good Reason” (as defined in the applicable award agreement or employment documentation) vesting or acceleration will apply to such awards during the Transition Period.

In addition, Ms. Davies is eligible to (i) receive a cash pro-rata annual incentive bonus for fiscal year 2024 based on Aon’s and Ms. Davies’ actual performance for fiscal 2024, but pro-rated to reflect the portion of the year Ms. Davies serves as Executive Vice President and Chief Financial Officer, subject to Ms. Davies’ continued employment with Aon on the bonus payment date and her provision of transition services and (ii) receive payment or reimbursement from Aon for tax return preparation services up to and including the United Kingdom 2024/25 tax year and the United States 2024 tax year.

The Transition Agreement also extends the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Ms. Davies through the Transition Start Date, clarifies that her transition to the role of senior advisor will not trigger repayment obligations thereunder, and waives certain other repayment obligations under the international assignment letter.

In addition, during the Transition Period, Ms. Davies will not be eligible to (a) receive or earn any Aon annual incentive compensation plan bonuses other than the pro-rata annual incentive bonus for fiscal year 2024; (b) be granted any Aon equity or equity-based awards; or (c) participate in the Severance Plan (as defined in the Transition Agreement) or receive severance under her prior employment agreement.

The Transition Agreement also provides that Ms. Davies is subject to non-competition, non-solicitation, confidentiality and non-disparagement restrictive covenants and cooperation covenants and that she is required to timely execute and not revoke a release of claims against Aon.

Ms. Davies’ employment with Aon Corporation will terminate at the end of the Transition Period. Under the Transition Agreement, Ms. Davies’ employment with Aon may be terminated during the Transition Period with three months’ notice by Ms. Davies or Aon Corporation, provided that Aon Corporation may provide pay in lieu of notice. Under select circumstances, Ms. Davies and Aon Corporation may also terminate Ms. Davies’ employment without notice.

The foregoing summaries are qualified in their entirety by reference to the Case Amendment and the Transition Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2024, the Company held its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”). A total of 177,724,557 Class A Ordinary Shares, or 89.53% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following seven proposals at the Annual Meeting, all of which are described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”), and cast their votes as described below:

1.	The election of 12 nominees to serve as directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	146,038,460	18,190,246	84,687	13,411,164
Gregory C. Case	161,935,886	2,298,289	79,218	13,411,164
Jose Antonio Álvarez	163,655,283	562,557	95,553	13,411,164
Jin-Yong Cai	161,114,246	3,100,243	98,904	13,411,164
Jeffrey C. Campbell	160,442,371	3,774,357	96,665	13,411,164
Fulvio Conti	157,425,600	6,790,575	97,218	13,411,164
Cheryl A. Francis	156,658,728	7,565,637	89,028	13,411,164
Adriana Karaboutis	163,670,302	551,997	91,094	13,411,164
Richard C. Notebaert	152,861,816	11,357,970	93,607	13,411,164
Gloria Santona	157,548,435	6,671,857	93,101	13,411,164
Sarah E. Smith	163,668,633	552,118	92,642	13,411,164
Byron O. Spruell	160,685,436	3,528,776	99,181	13,411,164

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
112,893,717	51,247,827	171,849	13,411,164

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. This ordinary resolution was approved.

For	Against	Abstain
165,038,677	12,620,965	64,915

4.

The re-appointment of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office from the conclusion of the Annual Meeting until the conclusion of the next annual general meeting. This ordinary resolution was approved.

For	Against	Abstain
166,169,873	11,483,622	71,062

5.

The authorization of the Company’s Board of Directors or the Audit Committee to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
175,548,615	2,081,634	94,308

6.

The authorization of the Company’s Board of Directors to issue Class A Ordinary Shares under Irish law for a period expiring on the date which is 18 months from the date of the Annual Meeting. This ordinary resolution was approved.

For	Against	Abstain
174,383,943	3,094,016	246,598

7.

The authorization of the Company’s Board of Directors to opt-out of statutory pre-emption rights under Irish law for a period expiring on the date which is 18 months from the date of the Annual Meeting. This special resolution was approved.

For	Against	Abstain
168,629,173	8,814,453	280,931

* * * *

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

10.1	Amendment to International Assignment Letter, dated June 24, 2024, between Aon Corporation and Greg Case.

10.2*	Transition Agreement, dated June 24, 2024, between Aon Corporation and Christa Davies.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Darren Zeidel
Name:	Darren Zeidel
Title:	Executive Vice President, General Counsel and Company Secretary

Date: June 26, 2024